Exhibit 10.2

PROMISSORY NOTE

$1,982,250	Newport Beach, California
September 4, 2020

FOR VALUE RECEIVED, the undersigned, Verb Acquisition Co., LLC, a Nevada limited liability company, with its principal place of business at 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663 (“Borrower”), hereby promises to pay to Steve Deverall, an individual (“Lender”), solely in his capacity as Seller Representative under that certain Membership Interest Purchase Agreement dated September 4, 2020 by and among Borrower, Ascend Certification, LLC, a Utah limited liability company, Lender and the other parties signatory thereto (the “Membership Interest Purchase Agreement”), the principal sum of One Million Nine Hundred Eighty Two Thousand Two Hundred Fifty Dollars ($1,982,250.00) (“Principal”), together with interest thereon as hereinafter provided until this Promissory Note (“Note”) is paid in full, when due, whether upon the Maturity Date, acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration or otherwise (in each case in accordance with the terms hereof).

This Note is guaranteed pursuant to that certain Guaranty of Payment Agreement of even date herewith by Verb Technology Company, Inc., a Nevada corporation and parent of Borrower (the “Guarantor”), for the benefit of Lender (the “Guaranty Agreement”).

1. Principal and Interest Payments. On the Maturity Date, Borrower shall pay to Lender an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest on such Principal. Interest on the unpaid Principal shall accrue at a rate per annum equal to 0.14%) (“Interest Rate”) and commence accruing on the Issuance Date and shall be payable on October 1, 2020 (the “Maturity Date”) unless the obligations hereunder are earlier accelerated or satisfied in accordance with the provisions of this Note. All payments by Borrower hereunder shall first apply to accrued and unpaid interest and then to the remaining Principal balance under this Note.

2. Prepayment. Borrower shall have the right to prepay all or any part of the remaining balance of this Note at any time, without premium or penalty.

3. Payments and Computations. All payments on account of indebtedness evidenced by this Note shall be made not later than 5:00 p.m., California time, on the day when due in lawful money of the United States. Payments are to be made at such place as Lender may, from time to time, in writing appoint, and in the absence of such appointment, then at the address of Lender as set forth above.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Borrower shall fail to pay (i) when due any Principal payment on the date due hereunder, or (ii) any interest or other payment required under the terms of this Note on the date due.

(b) Borrower shall fail to comply with any provision of this Note or the Guaranty Agreement.

(c) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing.

(d) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

5. Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may, in its sole discretion, by written notice to Borrower, either (i) immediately declare all outstanding obligations payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, or (ii) rescind the Membership Interest Purchase Agreement and all documents and agreements entered into in connection therewith. Upon the occurrence of an Event of Default, the interest rate on this Note shall increase to a rate per annum equal to two percent (2%), simple interest, per annum until such default is cured, and is payable together with the Principal amount hereof in accordance with the payment terms set forth herein. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted by law, either by suit in equity or by action at law, or both. If Lender elects to rescind the Membership Interest Purchase Agreement and all documents and agreements entered into in connection therewith, Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, with full power of substitution, to take all actions necessary, including executing documents on and for Borrower’s behalf, to effectuate the rescission of the Membership Interest Purchase Agreement and all documents and agreements entered into in connection therewith. Notwithstanding anything to the contrary in this Note, Borrower shall have five (5) business days from Borrower’s receipt of notice of the Event of Default, which notice shall be deemed served in the same manner as under the Membership Interest Purchase Agreement, to cure such Event of Default.

6. Notices. All notices to be given under this Note shall be given and shall be deemed served in the same manner as under the Membership Interest Purchase Agreement.

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7. Applicable Law. This Note shall be construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles. Borrower irrevocably submits to the exclusive jurisdiction of any Nevada State or United States Federal court sitting in Las Vegas, Nevada over any action or proceeding arising out of or relating to this Note, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Nevada State or Federal court. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower waives any objection to venue in the State of Nevada and any objection to an action or proceeding in the State of Nevada on the basis of forum non conveniens.

8. Severability. The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, of this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if the court should declare that portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borrower and Lender that such portion, provision or provisions be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if the illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Borrower and Lender under the remainder of this Note shall continue in full force and effect.

9. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of Principal and applied against the Principal of this Note.

10. Expenses; Waiver. If action is instituted to collect this Note, the Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. In addition, the successful or prevailing party in any proceeding shall be entitled to recover reasonable attorneys’ fees and other costs incurred in such proceeding. Borrower and all parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, generally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intent to accelerate and notice of acceleration, diligence in collecting or bringing suit against any party hereto, and all other notices, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by the Lender hereof and to all partial payments hereon, with or without notice before or after maturity.

11. Successors and Assigns. The rights and obligations hereunder of Borrower and Lender shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

12. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the prior written consent of Borrower and Lender.

13. Headings. The headings of the Paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute part of this Note or to affect the construction hereof.

14. Time of the Essence. Time is of the essence as to all dates set forth herein.

[Signature Page Follows]

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Borrower and Lender have executed and delivered this Note as of the day and year first set forth above.

VERB ACQUISITION CO., LLC,
a Nevada limited liability company

By:	/s/ Rory Cutaia
Rory Cutaia, Chief Executive Officer

Address:	2210 Newport Boulevard, Suite 200
Newport Beach, CA 92663

By:	/s/ Steve Deverall
Steve Deverall, as Seller Representative

Address:	3369 W. Mayflower Ave.
Lehi, UT 84043